Exhibit 5.1

November 3, 2015

The Greenbrier Companies, Inc.

One Centerpointe Drive, Suite 200

Lake Oswego, OR 97035

Re:    The Greenbrier Companies, Inc.—Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to The Greenbrier Companies, Inc., an Oregon corporation (the “Company”) in connection with the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) originally filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) on the date hereof under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the issuance and sale from time to time on a delayed or continuous basis, pursuant to Rule 415 of the rules and regulations promulgated by the Commission under by the Act, of an indeterminate number and amount of the following securities of the Company: (i) shares of the common stock of the Company, without par value per share (the “Common Stock”); (ii) shares of preferred stock of the Company, without par value per share, which may be issued in one or more series (the “Preferred Stock”); (iii) debt securities (the “Debt Securities”) which may be issued in one or more series under a form of senior indenture filed as Exhibit 4.9 to the Registration Statement or a form of subordinated indenture filed as Exhibit 4.10 to the Registration Statement, as such indentures may be amended or supplemented from time to time (each, an “Indenture” and collectively, the “Indentures”); (iv) warrants to purchase any combination of Common Stock, Preferred Stock and Debt Securities (the “Warrants”) which may be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”); (v) rights to purchase any combination of Common Stock, Preferred Stock and Debt Securities (the “Rights”) which may be issued under a rights agreement or a rights certificate (each, a “Rights Agreement”); (vi) units consisting of any combination of Common Stock, Preferred Stock, Debt Securities, Rights, Purchase Contracts and Warrants for the purchase of Common Stock, Preferred Stock or Debt Securities in any combination (the “Units”) which may be issued under a unit agreement (each, a “Unit Agreement”); (vii) purchase contracts consisting of an agreement to purchase any combination of Common Stock, Preferred Stock and Debt Securities which may be sold pursuant to a purchase contract (each, a “Purchase Contract”); and (viii) guarantees of the Debt Securities (the “Guarantees”). The Common Stock, the Preferred Stock, the Debt Securities, the Warrants, the Rights, the Units, the Purchase Contracts and the Guarantees are collectively referred to herein as the “Securities.”

In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records or other instruments as we have deemed necessary for the purposes of this opinion, including:

(i)	a copy of the Articles of Incorporation of the Company, as amended, as certified by the Secretary of State of Oregon (the “Articles”);

(ii)	a copy of the Bylaws of the Company, as amended, certified as of a recent date by an officer of the Company (the “Bylaws”);

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November 3, 2015

(iii)	a Certificate of Existence of the Company, obtained from the Oregon Secretary of State as of a recent date (the “Certificate of Existence”);

(iv)	the Registration Statement;

(v)	the form of senior indenture filed as Exhibit 4.9 to the Registration Statement;

(vi)	the form of subordinated indenture filed as Exhibit 4.10 to the Registration Statement; and

(vii)	resolutions adopted by the Company’s board of directors or a duly constituted and acting committee thereof (such Board or committee thereof being hereinafter collectively referred to as the “Board”) relating to the registration of the Securities and related matters.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinion expressed herein, but have relied upon statements and representations of officers and other representatives of the Company and others.

We have also assumed that at the time of the issuance and delivery of each of any Securities and at the time of issuance, delivery and execution of the instrument evidencing the same:

(i) the Registration Statement and any amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement;

(ii) a prospectus supplement, free writing prospectus or term sheet (“Prospectus Supplement”) will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws;

(iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement;

(iv) the Securities will be issued and sold in the form and containing the terms set forth in the Registration Statement, the appropriate Prospectus Supplement and, as applicable, the appropriate Indenture;

(v) a definitive purchase, underwriting or similar agreement (each, a “Purchase Agreement”) with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto;

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November 3, 2015

(vi) the Company will have obtained any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities necessary to issue and sell the Securities being offered and to execute and deliver each of the Indentures;

(vii) the Indentures, the Warrant Agreement, the Rights Agreement, the Unit Agreement, the Purchase Contract, the Purchase Agreement, the Guarantees, and the issuance and sale of the Securities by the Company will not, in each case, violate or constitute a default under (a) the Company’s Articles of Incorporation or Bylaws, (b) any agreement or instrument to which the Company or its properties is subject, (c) any law, rule or regulation to which the Company is subject, (d) any judicial or regulatory order or decrees of any governmental authority, or (e) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority;

(viii) the number of shares of Common Stock or Preferred Stock, as the case may be, offered pursuant to the Registration Statement will not exceed, at the time of issuance, the authorized but unissued shares of Common Stock or Preferred Stock, as the case may be; and

(ix) the Indentures and the trustee under the Indentures shall have been qualified pursuant to the Trust Indenture Act of 1939 at the time the Securities are offered or issued (or such later time as may be permitted pursuant to the rules, regulations, interpretations or positions of the Commission) as contemplated by the Registration Statement.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

1. Based solely on our review of the Certificate of Existence, the Company is a corporation duly incorporated and validly existing under the laws of the State of Oregon.

2. With respect to shares of the Common Stock, when, as and if (A) the Board has taken all necessary corporate action in conformity with the Articles of Incorporation, the Bylaws, and applicable Oregon law to approve the issuance of the Common Stock, the terms of the offering thereof and related matters, and (B) certificates representing shares of the Common Stock have been duly executed, registered and delivered as contemplated by the Registration Statement either (i) in accordance with the applicable Purchase Agreement approved by the Board against payment of the consideration therefor as provided therein and for the consideration authorized by the Board and determined by the Board to be adequate; or (ii) upon conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for the conversion, exchange or exercise as approved by the Board, for the consideration authorized by the Board and determined by the Board to be adequate, such shares of Common Stock will be validly issued, fully paid and nonassessable.

3. With respect to shares of the Preferred Stock, when, as and if (A) the Board has taken all necessary corporate action in conformity with the Articles of Incorporation, the Bylaws, and applicable Oregon law to approve the issuance and terms of a particular series of Preferred Stock, the terms of the offering thereof and related matters, including the adoption of Articles of Amendment for such Preferred Stock in accordance with applicable law relating to such shares of Preferred Stock and the filing of such Certificate of Designation with the Secretary of State of the State of Oregon, and (B) certificates representing shares of the Preferred Stock have been duly executed, registered and delivered as contemplated by the Registration Statement either (i) in accordance with the applicable Purchase

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Agreement approved by the Board against payment of the consideration therefor as provided therein and for the consideration authorized by the Board and determined by the Board to be adequate; or (ii) upon conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for the conversion, exchange or exercise as approved by the Board, for the consideration authorized by the Board and determined by the Board to be adequate, such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

4. With respect to the Debt Securities, when, as and if (A) the Indenture, including, if applicable, any supplements thereto, relating to the Debt Securities has been duly authorized, executed and delivered by the Company, and (B) the Board has taken all necessary corporate action in conformity with the Articles of Incorporation, the Bylaws, and applicable Oregon law to approve the issuance and the terms of a particular series of such Debt Securities and the Indenture, including, if applicable, any supplements, and the terms of the offering thereof and related matters, the Debt Securities will be duly authorized.

5. With respect to any Guarantees of Debt Securities, when, as and if (A) the Board has taken all necessary corporate action in conformity with the Articles of Incorporation, the Bylaws and applicable Oregon law to approve the issuance and the terms of any Guarantees of Debt Securities, and (B) the board, manager, or other appropriate governing body of any guarantor providing the Guarantee of any Debt Securities has taken all necessary corporate or other organizational action in conformity with its respective governing documents to approve the issuance and the terms of any such Guarantee of any Debt Securities and the terms of the offering thereof and related matters, such Guarantee will be duly authorized.

6. With respect to the Warrants, when, as and if (A) the Warrant Agreement relating to the Warrants has been duly authorized, executed and delivered by the Company, (B) the Board has taken all necessary corporate action in conformity with the Articles of Incorporation, the Bylaws, and applicable Oregon law to approve the issuance and terms of a particular series of such Warrants, the Warrant Agreement, the Common Stock, Preferred Stock, and Debt Securities relating to the Warrants, and the terms of the offering thereof and related matters, the Warrants will be duly authorized.

7. With respect to the Rights, when, as and if (A) the Rights Agreement relating to the Rights has been duly authorized, executed and delivered by the Company, (B) the Board has taken all necessary corporate action in conformity with the Articles of Incorporation, the Bylaws, and applicable Oregon law to approve the issuance and terms of a particular series of such Rights, the Rights Agreement, the Common Stock, Preferred Stock and Debt Securities relating to the Rights, and the terms of the offering thereof and related matters, the Rights will be duly authorized.

8. With respect to the Purchase Contracts, when, as and if (A) the Purchase Contracts have been duly authorized, executed and delivered by the Company, (B) the Board has taken all necessary corporate action in conformity with the Articles of Incorporation, the Bylaws, and applicable Oregon law to approve the issuance and terms of a particular series of such Purchase Contracts, the Common Stock, Preferred Stock, Debt Securities and Warrants relating to the Purchase Contracts, and the terms of the offering thereof and related matters, the Purchase Contracts will be duly authorized.

9. With respect to the Units, when, as and if (A) the Unit Agreement relating to the Units has been duly authorized, executed and delivered by the Company, (B) the Board has taken all necessary corporate action in conformity with the Articles of Incorporation, the Bylaws, and applicable Oregon law

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to approve the issuance and terms of a particular series of such Units, the Unit Agreement, the Common Stock, Preferred Stock, Debt Securities, Rights, Purchase Contracts and Warrants relating to the Units, and the terms of the offering thereof and related matters, the Units will be duly authorized.

Our opinions are limited to the matters stated in this letter. No additional opinion is implied or may be inferred beyond the matters expressly stated in this letter. The opinions expressed herein are limited to the Applicable Law of the State of Oregon, meaning the published judicial and administrative decisions and the published rules and regulations of governmental agencies, of the State of Oregon which are generally available (i.e., in terms of access and distribution following publication or other release) in a format that makes legal research reasonably feasible, but does not include the statutes, ordinances, administrative decisions, rules or regulations of counties, towns, municipalities or political subdivisions (whether created or enabled through legislative action at the Federal, state or regional level—e.g., water agencies, joint power districts, turnpikes and toll road authorities, rapid transit districts or authorities, and port authorities) and judicial decisions to the extent that they deal with any of the preceding. We express no opinion as to the applicability or effect of federal or state securities laws, including the securities laws of the State of Oregon, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Oregon, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and to reference our firm under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder. The Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect. This opinion letter speaks as of the date hereof and we assume no obligation to advise you or any other person with regard to any change in the circumstances or the law that may bear on the matters set forth herein after the effectiveness of the Registration Statement, even though the change may affect the legal analysis, a legal conclusion or other matters in this opinion letter.

Very truly yours,

/s/ Tonkon Torp LLP

TONKON TORP LLP